MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                       888 SEVENTH AVENUE
                    NEW YORK, NEW YORK 10106
                            _________

                       TEL: (212) 757-8400
                       FAX: (212) 757-6124









                  INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use of our financial statements to be included in the filing of the Registration Statement of Carpet-on-the-Go, Inc.



                           /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                           MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.


New York, New York
October 31, 2000